POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints each of John Hohener, Mark Lin,and each person who at the time of acting pursuant to this Power of Attorney is the Chief Financial Officer or General Counsel of Microsemi
Corporation, a Delaware corporation (the "Company"), each acting singly, my true and lawful attorney-in-fact to:

(1) prepare and execute for me and on my behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC"), a Form
ID, including any amendment thereto, and any other documents necessary or appropriate to obtain codes, passwords, and passphrases enabling me to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 (the
"1934 Act") or any rule or regulation of the SEC;

(2) execute for me and on my behalf, in my capacity as a director and/or officer of the Company, Forms 3, 4 and 5 in accordance with
Section 16(a) of the 1934 Act and the rules thereunder;

(3) do and perform any and all acts for me and on my behalf which may be necessary or desirable to complete and execute any such Form 3,
4 or 5, complete and execute any amendment or amendments thereto and timely file such forms with the SEC and any securities exchange or similar authority;

(4) seek or obtain, as my representative and on my behalf, information concerning transactions in or with respect to the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, knowing that I hereby authorize any such person to release any such information to the attorney-in fact and approve any such release of information; and

(5) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such attorney-
in-fact on behalf of myself pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  This Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his or her discretion on information provided to such attorney-in-fact without independent verification of such information.

I acknowledge that any documents prepared and/or executed by each such attorney-in-fact on my behalf pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as each such attorney-in-fact, in his or her discretion, deems necessary or desirable.  I further acknowledge that each such attorney-in-fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, any of my responsibilities to comply with the requirements of the 1934 Act, any liability for a failure to comply with such requirements or any obligation or liability I may have with respect to transactions reported or reportable thereunder.  This Power of Attorney does not relieve me from responsibility for compliance with my obligations under the 1934 Act, including without limitation the reporting requirements under Section 16 of the 1934 Act.

This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4 and 5 with respect to my holdings of and transactions in or involving securities issued by the Company, unless I earlier revoke it in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 6th day of November, 2012.

 /s/ David Goren
 Signature

 David Goren
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